Exhibit 10.2

AGREEMENT FOR GUARANTEE MAXIMUM PRICE

CONSTRUCTION SERVICES

CHANGE ORDER

31 August 2003

Project: Le Rêve	Change Order No.: 2

“Contractor”:	“Owner”:
MARNELL CORRAO ASSOCIATES, INC. 4495 South Polaris Avenue Las Vegas, Nevada 89103	WYNN LAS VEGAS, LLC 3145 Las Vegas Boulevard So. Las Vegas, Nevada 89109

That certain Agreement for Guaranteed Maximum Price Construction Services between Owner and Contractor for Le Rêve dated as of June 4, 2002 (“Contract”) is hereby modified as follows:

1.	SCOPE OF WORK

The Scope of Work is changed as follows:

A.	Parlor Suite Ceiling Reconfiguration

(i)	Description. Revise Parlor Suite ceiling design to incorporate the final design approvals for the Salon Suite ceiling. All work shall be in accordance with revised Architectural and Interior Design Criteria published 4/14/03 and 3/24/03 respectively.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. 5 dated 4 August 2003, $540,813.

B.	Bathroom Vanity Fabrication

(i)	Description. Transfer the supply of the bathroom vanity counters from WDD to MCA to improve coordination and efficiency by having a single subcontractor fabricating and installing all the millwork for the guestrooms.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. 6 dated 4 June 2003, $1,417,135.

C.	Highrise Curtain Wall Revisions

(i)	Description. (a) Revise Highrise Stair Tower ends as a result of final scale model review. Horizontal metal bands at Stair Tower are to be replaced with spandrel glass. (b) Increase GMP to reimburse MCA for additional work associated with alternate accent band color mock-ups.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA change order proposal No 7 dated 9 July 2003, $72,180.

D.	Guestroom Flooring Finish Changes

(i)	Description. Revise Salon entry foyer from carpet to marble; change elevator lobby flooring material from 3/8” to 3/4” slab goods; change marble base at Suite Corridor from 3/8” tile to 3/4” slab goods; change guestroom base from vinyl and wood cap to custom composite vinyl base.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. 8 dated 5 August 2003, $4,919.

E.	Highrise Media Allowance Validation

(i)	Description. Change order No. 1 to this agreement established a media allowance to incorporate the use of plasma televisions in lieu of CRT televisions in armoire units. The final workscope associated with this allowance was revised by recessing the television in the bathroom to prevent vandalism and theft. This change in scope was not contemplated in the original contract allowance.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA Change Order Proposal No. 9 dated 5 August 2003, $199,106.

F.	Highrise Guestroom Waterproofing Details

(i)	Description. Upgrade existing shower construction details and materials to incorporate recommendation from MCA and their associated subcontractors. Final pricing for this scope modification is in accordance with the field mock-up on the fifth floor of the Highrise as reviewed and approved by all contract parties.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA change proposal No. 10 dated 27 August 2003, $704,032.

G.	Skylight Allowance Validation

(i)	Description. Reconcile all Skylight allowance items to reflect actual bid cost in accordance with the agreement.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per MCA correspondence dated 21 August 2003, $208,095.

H.	Lowrise Masterplan Revisions

(i)	Description. Modify program areas to reflect square footage as provided in revised Masterplans and program areas both dated 28 May 2003.

(ii)	Increase/Decrease to Guaranteed Maximum Price. Total increase per Lowrise program revisions and revised Masterplans both dated 28 May 2003, $5,635,342.

Total Scope of Work Change Order No. 2 amount	$8,781,622

2.	INCREASE TO GUARANTEED MAXIMUM PRICE.

The Guaranteed Maximum Price set forth in Section 3.1 of the Contract is by this Change Order hereby increased from $919,342,283.00 to $928,123,905.00, based on the Changes described in Paragraph 1 above. The detailed breakdown of the foregoing increase is contained in the Revised Contractors Work and Guaranteed Maximum Price Breakdown labeled as Revised Exhibit F and dated 31 August 2003, and attached to this Change Order. Accordingly, the original Guaranteed Maximum Price Breakdown attached as Exhibit F to the Contract is hereby deleted and substituted therefore is the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto. From and after the date of this Change Order, all references in the Contract Documents to the “Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract, shall mean and refer to the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Guaranteed Maximum Price” shall mean the amount of $928,123,905.00.

3.	PROJECT SCHEDULE

The original Project Schedule attached as Exhibit B to the Contract is hereby deleted and substituted therefore is the Revised Project Schedule dated August 31, 2003 and attached to this Change Order and labeled Revised Exhibit B. From and after the date of this Change Order, all references in the Contract Documents to the term “Project Schedule,” shall mean and refer to the Revised Project Schedule dated August 31, 2003 and attached hereto as Revised Exhibit B. The Contract Time of 910 calendar days from Date of Commencement, and the Guaranteed Date of Substantial Completion, as defined in Section 4.1 of the Contract, remain unchanged by this Change Order.

All initial capitalized terms used in this Change Order shall have the meaning ascribed to them in the Contract, unless otherwise defined herein. This Change Order is effective as of August 31, 2003.

OWNER:		CONTRACTOR:

WYNN LAS VEGAS, LLC, a Nevada limited liability company,		MARNELL CORRAO ASSOCIATES, INC., a Nevada corporation

By:	/s/ Todd Nisbet	By:	/s/ Perry Eiman

Name:	Todd Nisbet	Name:	Perry Eiman
Title:	Assistant Secretary	Its:	President

ARCHITECT:

BUTLER/ASHWORTH ARCHITECTS, LLC

		By:	/s/ Glen Ashworth
		Name:	Glen Ashworth
		Its:	Vice President and Secretary